SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 31, 1999
                                                  ------------------------------

                          King World Productions, Inc.
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             (Exact name of registrant as specified in its charter)


   Delaware                         1-9244                      13-2565808
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(State or other                   (Commission                  (IRS Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)


   12400 Wilshire Boulevard
   Suite 1200
   Los Angeles, California                                        90025
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   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (310) 826-1108
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                                 Not applicable
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                                     Page 1
                       This document consists of 4 pages.
           The exhibit index is contained on page 4 of this document.

Item 5.  Other Events

         On March 31, 1999, King World Productions, Inc. (the "Company"), CBS Corporation ("Parent") and K Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, with the Company being the surviving corporation of such merger (the "Merger"). Upon consummation of the Merger, the separate corporate existence of Merger Sub will cease, and the existing stockholders of the Company will become stockholders of Parent in accordance with the terms of the Merger Agreement.

         The consideration for the Merger will consist of newly issued shares of Parent common stock, par value $1.00 per share ("Parent Common Stock"), having an aggregate value of approximately $2.5 billion, based upon the closing sales price of $40 13/16 for the Parent Common Stock as reported on the New York Stock Exchange on March 31, 1999. At the effective time of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive .81 shares of Parent Common Stock.

         Concurrently with the execution of the Merger Agreement, Michael King, Roger King, Richard King and Diana King (the "Principal Stockholders") entered into a Stockholders Agreement with Parent whereby the Principal Stockholders agreed, among other things, to vote their shares of Company Common Stock, which represents approximately 18% of total shares of Company Common Stock, in favor of the Merger and against any alternative proposal that may be brought before the stockholders of the Company for a vote.

         The consummation of the Merger is subject to certain conditions, including approval by the stockholders of the Company. Pursuant to the Merger Agreement, the Company will prepare and file a proxy statement/prospectus to be mailed to stockholders in connection with calling a meeting of the stockholders of the Company to vote on the Merger.

         In addition to stockholder approval, the Merger is subject to, among other conditions, the receipt of all necessary regulatory approvals, including approvals from the Federal Communications Commission and pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         2.1 Agreement and Plan of Merger, dated March 31, 1999, by and among the Company, Parent and Merger Sub.

         99.1  Press Release, dated March 31, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      KING WORLD PRODUCTIONS, INC.


                                      By: /s/ Jonathan Birkhahn
                                          ---------------------
                                          Name:  Jonathan Birkhahn
                                          Title: Senior Vice President, Business
                                                 Affairs & General Counsel

Dated: April 1, 1999

                                  EXHIBIT INDEX


                                                              Sequentially
Exhibit                                                       Numbered
Number           Exhibit                                      Page
---------------  -------------------------------------------  ------------------
2.1              Agreement and Plan of Merger, dated
                 March 31, 1999, by and among the
                 Company, Parent and Merger Sub.
99.1             Press Release, dated March 31, 1999.